UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 29, 2007 (October 23, 2007)

(Date of Earliest Event Reported)

CyberSource Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26477	77-0472961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 965-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 23, 2007, a majority of the stockholders of CyberSource Corporation approved an amendment to the CyberSource Corporation Amended and Restated 1999 Stock Option Plan (the “Plan”). Such amendment provided for (i) the extension of the Plan for an additional three years to a termination date of December 31, 2011 and (ii) an increase in the number of shares reserved under the Plan from 11.0 million to 15.5 million.

A copy of the Amendment to the CyberSource Corporation Amended and Restated Stock Option Plan described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Amendment to the CyberSource Corporation Amended and Restated 1999 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pelizzer
Steven D. Pellizzer
Chief Financial Officer and Senior Vice President, Finance

Date: October 29, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amendment to the CyberSource Corporation Amended and Restated 1999 Stock Option Plan.